As filed with the Securities and Exchange Commission on October 21, 2015
File No. 001-37538

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10
(Amendment No. 5)
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
Four Corners Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	47-4456296 (I.R.S. Employer Identification No.)

1000 Darden Center Drive Orlando, Florida (Address of principal executive offices)	32837 (Zip Code)

Registrant’s telephone number, including area code:
407-245-4000
With copies to:

Joseph A. Coco, Esq.	Anthony G. Morrow, Esq.
Laura Kaufmann Belkhayat, Esq.	Corporate Secretary
Skadden, Arps, Slate, Meagher & Flom LLP	Four Corners Property Trust, Inc.
Four Times Square	1000 Darden Center Drive
New York, New York 10036	Orlando, Florida 32837
(212) 735-3000	407-245-4000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.0001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

FOUR CORNERS PROPERTY TRUST, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.    Business.
The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Spin-Off,” “Description of Financing and Material Indebtedness,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business and Properties,” “Certain Relationships and Related Person Transactions,” “Our Relationship with Darden Following the Spin-Off,” “U.S. Federal Income Tax Considerations” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A.    Risk Factors.
The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Those sections are incorporated herein by reference.
Item 2.    Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Summary—Summary Historical Combined and Pro Forma Consolidated Financial Data,” “Four Corners’ Unaudited Pro Forma Consolidated Financial Data,” “Selected Historical Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.
Item 3.    Properties.
The information required by this item is contained under the sections of the information statement entitled “Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Properties.” Those sections are incorporated herein by reference.
Item 4.    Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Security Ownership of Certain Beneficial Owners and Management.” Those sections are incorporated herein by reference.
Item 5.    Directors and Executive Officers.
The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.
Item 6.    Executive Compensation.
The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.
Item 7.    Certain Relationships and Related Transactions, and Director Independence.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business and Properties—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Shareholder Matters.
The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “The Spin-Off,” “Dividend Policy,” “Management” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.
Item 10.    Recent Sales of Unregistered Securities.
Not applicable.
Item 11.    Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “The Spin-Off” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.
Item 12.    Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Indemnification of Directors and Executive Officers.” That section is incorporated herein by reference.
Item 13.    Financial Statements and Supplementary Data.
The information required by this item is contained under the sections of the information statement entitled “Summary—Summary Historical Combined and Pro Forma Consolidated Financial Data,” “Four Corners’ Unaudited Pro Forma Consolidated Financial Data,” “Selected Historical Combined Financial Data” and “Index to Combined Financial Statements” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.
Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
Not applicable.
Item 15.    Financial Statements and Exhibits.
(a) Financial Statements
The information required by this item is contained under the sections of the information statement entitled “Four Corners’ Unaudited Pro Forma Consolidated Financial Data,” and “Index to Combined Financial Statements” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

(b) Exhibits
See below.
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1*	Form of Separation and Distribution Agreement
3.1*	Form of Articles of Amendment and Restatement of Four Corners Property Trust, Inc.
3.2*	Form of Amended and Restated Bylaws of Four Corners Property Trust, Inc.
4.1*	Specimen Stock Certificate of Four Corners Property Trust, Inc.
10.1*	Form of Lease
10.2*	Form of Guaranty by Darden Restaurants, Inc. in respect of certain Leases
10.3*	Form of Tax Matters Agreement
10.4*	Form of Transition Services Agreement
10.5*	Form of Employee Matters Agreement
10.6*	Limited Partnership Agreement of Four Corners Operating Partnership, LP
10.7*	Four Corners Equity Incentive Plan
10.8*	Offer Letter for William H. Lenehan, President and Chief Executive Officer
10.9*	Offer Letter for Gerald R. Morgan, Chief Financial Officer
10.10*	Offer Letter for James L. Brat, General Counsel
10.11*	Form of Franchise Agreement
21.1*	List of Subsidiaries of Four Corners Property Trust, Inc.
99.1**	Information Statement of Four Corners Property Trust, Inc., preliminary and subject to completion, dated October 21, 2015

*	Previously filed.

**	Filed herewith.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Four Corners Property Trust, Inc.

By:	/s/ William H. Lenehan
Name: William H. Lenehan
Title: President and Chief Executive Officer
Date: October 21, 2015